Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”), dated as of June 24, 2021, is entered into by and among IKNONICS Corporation, a Minnesota corporation (“IKONICS”), Telluride Holdco Inc., a Delaware corporation and wholly owned subsidiary of IKONICS (“Holdco”), Telluride Merger Sub I, Inc., a Minnesota corporation and wholly owned subsidiary of Holdco (“Merger Sub I”), Telluride Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of Holdco (“Merger Sub II’) and          , a           (the “Stockholder”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, TeraWulf Inc., a Delaware corporation (referred to herein as “TeraWulf” or the “Company”), IKONICS, Holdco, Merger Sub I and Merger Sub II have entered into a Merger Agreement, dated on or about the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) (i) Merger Sub I will merge with and into IKONICS (the “First Merger”) with IKONICS surviving the First Merger as a wholly-owned subsidiary of Holdco, (ii) following the consummation of the First Merger, Merger Sub II will merge with and into TeraWulf (the “Second Merger”) with TeraWulf surviving as a wholly-owned subsidiary of HoldCo, (iii) by virtue of the First Merger, the former stockholders of IKONICS will receive, for each share of IKONICS Common Stock held as of immediately prior to the First Effective Time, the Parent Merger Consideration (including newly issues shares of Holdco Common Stock), and (iv) in connection with the Second Merger, shares of Company Preferred Stock will be automatically converted into shares of Company Common Stock in accordance with the terms of Article Fourth of the Company’s certificate of incorporation, and (v) by virtue of the Second Merger, holders of Company Common Stock (including shares of Company Common Stock resulting from the conversion of Company Preferred Stock described in the preceding clause(v) will receive for each share of Company Common Stock held as of immediately prior to the Second Effective Time, the Company Merger Consideration;

WHEREAS, as of the date hereof, the Stockholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote the shares of Company Common Stock signature page hereto (the “Owned Shares”; the Owned Shares and any additional shares of voting securities of the Company (or any securities convertible into or exercisable or exchangeable for voting securities of the Company) in which the Stockholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”); and

WHEREAS, as a condition and inducement to the willingness of IKONICS, Holdco, Merger Sub I and Merger Sub II to enter into the Merger Agreement, the Company agreed to deliver Stockholder Support Agreements executed by the holders of Company Common Stock representing the Requisite Company Vote.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Stockholder hereby agree as follows:

1.            Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 3, the Stockholder, in its capacity as a stockholder of the Company, irrevocably and unconditionally agrees that it shall, and shall cause any other holder of record of any of the Stockholder’s Covered Shares to, validly execute and deliver to the Company, on (or effective as of) the third (3rd) Business Day following the date that the Consent Solicitation Statement included in the Registration Statement is disseminated by the Company to the Company’s stockholders (following the date that the Registration Statement becomes effective), the written consent in the form attached hereto as Exhibit A in respect of all of the Stockholder’s Covered Shares. In addition, prior to the Termination Date (as defined herein), the Stockholder, in its capacity as a stockholder of the Company, irrevocably and unconditionally agrees that, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of stockholders of the Company, the Stockholder shall, and shall cause any other holder of record of any of the Stockholder’s Covered Shares to:

(a)            if and when such meeting is held, appear at such meeting or otherwise cause the Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b)            vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Stockholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by the Stockholder) in favor of the Second Merger and the adoption of the Merger Agreement and any other matters necessary or reasonably requested by the Company for consummation of the Second Merger and the other transactions contemplated by the Merger Agreement; and

(c)            vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of the Stockholder’s Covered Shares against any stockholder proposal and any other action that (i) would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Second Merger or any of the other transactions contemplated by the Merger Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement that or (ii) would result in the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3 of the Merger Agreement to be satisfied or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Stockholder contained in this Agreement.

The obligations of the Stockholder specified in this Section 1 shall apply whether or not the Second Merger or any action described above is recommended by the Company Board. For purposes of this Agreement, “Person” shall mean individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

2.            No Inconsistent Agreements. The Stockholder hereby covenants and agrees that the Stockholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3.            Termination. This Agreement shall automatically terminate, without any notice or other action by any party, be void ab initio and no party shall have any further obligations or liabilities under this Agreement, upon the earliest of (i) the date that the requisite Company approval is obtained, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the time this Agreement is terminated upon the mutual written agreement of the Company, IKONICS, Holdco, Merger Sub I, Merger Sub II and the Stockholder, or (iv) the election of the Stockholder in its sole discretion to terminate this Agreement following any material modification or amendment to, or the waiver of any provision of, the Merger Agreement, as in effect on the date hereof, that reduces the Exchange Ratio or changes the form of consideration payable to the Stockholder in the Second Merger, (in each case, without the Stockholder’s prior written consent) (the earliest such date under clause (i), (ii), (iii) and (iv) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 10 to 23 shall survive the termination of this Agreement; provided, further, that termination of this Agreement shall not relieve any party hereto from any liability for any Willful Breach of this Agreement prior to such termination.

4.            Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as to itself as follows:

(a)            The Stockholder is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Owned Shares, free and clear of Liens other than as created by this Agreement and Permitted Liens. As of the date hereof, other than the Owned Shares and any other shares of capital stock of the Company that become Covered Shares that the Stockholder acquires record or beneficial ownership after the date hereof that is either permitted pursuant to, or acquired in accordance with, Section 6.01(b)(ii) of the Merger Agreement, the Stockholder does not own beneficially or of record any shares of capital stock of the Company (or any securities convertible into shares of capital stock of the Company).

(b)            The Stockholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Stockholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement other than that certain Second Amended and Restated Stockholders Agreement, dated as of May 26, 2021, by and among the Company and other parties thereto (the “SHA”), (iii) has not granted a proxy or power of attorney with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c)            The Stockholder (i) if a legal entity, is duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby or (ii) if an individual, has legal competence and capacity to enter into this Agreement and all necessary authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Remedies Exceptions.

(d)            Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Stockholder from, or to be given by the Stockholder to, or be made by the Stockholder with, any Governmental Authority in connection with the execution, delivery and performance by the Stockholder of this Agreement, the consummation of the transactions contemplated hereby (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement).

(e)            The execution, delivery and performance of this Agreement by the Stockholder do not, and the consummation of the transactions contemplated hereby (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement) will not, constitute or result in (i) if the Stockholder is a legal entity, a breach or violation of, or a default under, the limited liability company agreement or similar governing documents of the Stockholder, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on the Covered Shares (other than Permitted Liens) pursuant to any contract binding upon the Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 4(d), under any applicable Law to which the Stockholder is subject or (iii) any change in the rights or obligations of any party under any contract legally binding upon the Stockholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, loss, acceleration, Lien or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement).

(f)            As of the date of this Agreement, there is no action, proceeding or, to the Stockholder’s knowledge, investigation pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder that questions the beneficial or record ownership of the Stockholder’s Owned Shares, the validity of this Agreement or the performance by the Stockholder of its obligations under this Agreement.

(g)            The Stockholder understands and acknowledges that the IKONICS, Holdco, Merger Sub I and Merger Sub II entered into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Stockholder contained herein.

5.            Certain Covenants of the Stockholder. Except in accordance with the terms of this Agreement, the Stockholder hereby covenants and agrees as follows:

(a)            The Stockholder hereby agrees not to, directly or indirectly, prior to the Termination Date, except in connection with the consummation of the Merger, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any contract or option with respect to the Transfer of any of the Stockholder’s Covered Shares, or (ii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or materially delaying the Stockholder from or in performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer (A) to an Affiliate of the Stockholder, (B) occurring by will, testamentary document or intestate succession upon the death of a Stockholder who is an individual or (C) pursuant to community property laws or divorce decree (each, a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of the Stockholder under, and be bound by all of the terms of, this Agreement in respect of the Covered Shares so Transferred and any Covered Shares subsequently acquired; provided, further, that any Transfer permitted under this Section 5(a) shall not relieve the Stockholder of its obligations under this Agreement. Any Transfer in violation of this Section 5(a) with respect to the Stockholder’s Covered Shares shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in a Stockholder.

(b)            The Stockholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

6.            Further Assurances. From time to time, at IKONICS’ request and without further consideration, the Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement. .

7.            Disclosure. The Stockholder hereby authorizes the Company and IKONICS to publish and disclose in any announcement or disclosure to the extent required by law, rule or regulation by the SEC the Stockholder’s identity and ownership of the Covered Shares and the nature of the Stockholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure the Company and IKONICS have provided the Stockholder with a reasonable opportunity to review and comment upon such announcement or disclosure, which comments the Company and IKONICS will consider in good faith.

8.            Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9.            Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by IKONICS, Holdco, Merger Sub I, Merger Sub II and the Stockholder.

10.            Waiver. Any party to this Agreement may, at any time prior to the Termination Date, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by Section 9 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

11.            Notices. All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

if to the Stockholder, to it at:

Attn:

E-mail:

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attn:   Ariel J. Deckelbaum
             Sara Stasny
Facsimile: (212)757-3990; (212) 492-0266
E-mail: [redacted]

if to IKONICS, Holdco, Merger Sub I or Merger Sub, to such company at:

4832 Grand Avenue

Duluth, Minnesota 55807

Attn:   Glenn Sandgren, Chief Executive Officer
Telephone:   [redacted]

Facsimile:      +1 (218) 628-3245

E-mail: [redacted]

with copies (which shall not constitute notice) to:

TeraWulf Inc.

9 Federal Street

Easton, MD 21601

Attn:   Office of the General Counsel

E-mail: [redacted]

Faegre Drinker Biddle & Reath LLP
90 South Seventh Street
2200 Wells Fargo Center
Minneapolis, MN 55402
Attn:   W. Morgan Burns
             Joshua L. Colburn
Facsimile: 612-766-1600
Email: [redacted]

All such notices or communications shall be deemed to have been delivered and received: (a) if delivered in person, on the day of such delivery, (b) if by facsimile or electronic mail, on the day on which such facsimile or electronic mail was sent; provided, that receipt is personally confirmed by telephone, (c) if by certified or registered mail (return receipt requested), on the third (3rd) Business Day after the mailing thereof or (d) if by reputable overnight delivery service, on the first (1st) Business Day after the sending thereof.

12.            No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of the Stockholder. All rights, ownership and economic benefits of and relating to the Covered Shares of the Stockholder shall remain vested in and belong to the Stockholder, and the Company shall have no authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct the Stockholder in the voting or disposition of any of the Stockholder’s Covered Shares, except as otherwise provided herein.

13.            Entire Agreement. This Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement) constitute the entire agreement among the parties relating to the subject matter hereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the matters contemplated by this Agreement exist between the parties except as expressly set forth or referenced in this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement).

14.            No Third-Party Beneficiaries. The Stockholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of IKONICS, Holdco, Merger Sub I and Merger Sub II in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto; provided, that the Company shall be an express third party beneficiary with respect to Section 4, Section 5(a), Section 5(b) and Section 7 hereof.

15.            Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a)            This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, except that the matters contained in Article II of the Merger Agreement with regards to the effects of the First Merger shall be governed by the MBCA, without giving effect to any choice or conflict of law provision or rule.

(b)            Each party to the Merger Agreement (a) irrevocably and unconditionally submits to the personal jurisdiction of the federal courts of the United States of America located in the State of Delaware and the Court of Chancery of the State of Delaware, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that any actions or proceedings arising in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement shall be brought, tried and determined only in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (e) agrees that it will not bring any action relating to the Merger Agreement or the transactions contemplated hereunder in any court other than the aforesaid courts. The parties to the Merger Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16.            Assignment; Successors. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 16 shall be null and void, ab initio.

17.            Non-Recourse. This Agreement may only be enforced against the named parties. All legal proceedings, Legal Actions, obligations, losses, damages, claims or causes of action (whether in contract, in tort, in law or in equity, or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or otherwise) that may be based upon, arise under, out or by reason of, be connected with, or relate in any manner to (i) this Agreement or any of the other agreements or documents contemplated hereby, (ii) the negotiation, execution or performance of this Agreement or any of the documents contemplated hereby (including any representation or warranty made in connection with, or as an inducement to, this Agreement or any of the other agreements or documents contemplated hereby), (iii) any breach or violation of this Agreement (including the failure of any representation and warranty to be true or accurate) or any of the other agreements or documents contemplated hereby, and (iv) any failure of the transactions contemplated by this Agreement or the other agreements or documents contemplated hereby to be consummated, in the case of clauses (i) and (iv), may be made only against (and are those solely of) the Persons that are expressly named as parties to this Agreement, and then only to the extent of the specific obligations of such Persons set forth in this Agreement. In furtherance and not in limitation of the foregoing, and notwithstanding any other provision of this Agreement to the contrary, each Party hereto covenants, agrees and acknowledges that (except to the extent named as a party to this Agreement, and then only to the extent of the specific obligations of such parties set forth in this Agreement) no recourse under this Agreement, any related document or any documents or instruments delivered in connection with this Agreement or any related document shall be had against any Company Related Party or Parent Related Party, whether in contract, tort, equity, law or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or otherwise.

18.            Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including the Stockholder’s obligations to vote its Covered Shares as provided in this Agreement, without proof of damages, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 18 shall not be required to provide any bond or other security in connection with any such injunction.

19.            Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

20.            Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

21.            Interpretation and Construction. Unless the express context otherwise requires:

(a)            the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)            terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c)            the terms “Dollars” and “$” mean U.S. dollars;

(d)            references herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits of this Agreement;

(e)            wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f)            references herein to any gender shall include each other gender;

(g)            references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 21(g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h)            references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i)            with respect to the determination of any period of time, (i) the word “from” means “from and including” and the words “to” and “until” each means “to but excluding” and (ii) time is of the essence;

(j)            the word “or” shall be disjunctive but not exclusive;

(k)            references herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder;

(l)            references herein to any Contract mean such Contract as amended, supplemented or modified (including by any waiver thereto) in accordance with the terms thereof;

(m)            the headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement;

(n)            if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day; and

(o)            references herein to “ordinary course of business” shall refer to ordinary course of business consistent with past practice.

2.            Capacity as a Stockholder. Notwithstanding anything herein to the contrary, the Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions or inactions of any affiliate, representative, employee or designee of the Stockholder or any of its affiliates in his or her capacity, if applicable, as an officer, director or fiduciary of the Company or any of its Subsidiaries or any other Person.

3.            Appraisal Rights. Stockholder hereby waives, and agrees not to exercise or assert, if applicable, any appraisal rights, dissenter’s rights or similar rights (whether under the DGCL or other applicable Law) in connection with the Second Merger.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

IKONICS

By:
Name:
Title:

[HOLDCO]

By:
Name:
Title:

[MERGER SUB I]

By:
Name:
Title:

[MERGER SUB II]

By:
Name:
Title:

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

[STOCKHOLDER]

By:
Name:
Title:

Company Shares Held:

Common Stock:

[Signature Page to Stockholder Support Agreement]

Exhibit A
Form of Written Consent

WRITTEN CONSENT
IN LIEU OF A
MEETING OF STOCKHOLDERS
OF
TERAWULF INC.

The undersigned (the “Stockholder”), being a holder of record of capital stock of TeraWulf Inc., a Delaware corporation (the “Company”), acting with respect to all shares of such capital stock that the Stockholder owns or otherwise possesses the power to vote and/or in his, her or its personal capacity, as applicable, hereby consents to the adoption of the following resolutions in lieu of a meeting of stockholders of the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware:

WHEREAS, the Company is a party to that certain Merger Agreement, dated as of June 24, 2021 (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), by and among IKONICS Corporation., a Minnesota corporation (“IKONICS”), Telluride Holdco Inc., a Delaware corporation and wholly owned subsidiary of IKONICS (“Holdco”), Telluride Merger Sub I, Inc., a Minnesota corporation and wholly owned subsidiary of Holdco (“Merger Sub I”), Telluride Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of Holdco (“Merger Sub II”) and the Company, pursuant to which, among other things, on the terms and conditions set forth therein, (i) Merger Sub I will merge with and into IKONICS (the “First Merger”), with IKONICS surviving the First Merger as a wholly owned subsidiary of Holdco and (ii) following the consummation of the First Merger, Merger Sub II will merge with and into the Company (the “Second Merger”), with the Company surviving the Second Merger as a wholly owned subsidiary of Holdco (the First Merger and the Second Merger, together collectively, the “Mergers”);

WHEREAS, capitalized terms used but not otherwise defined in this written consent have the respective meanings ascribed to them in the Merger Agreement;

WHEREAS, the Board of Directors of the Company has declared the Merger Agreement to be advisable and recommended that the stockholders of the Company approve and adopt the Merger Agreement, the Second Merger and the other transactions contemplated by the Merger Agreement; and

WHEREAS, the Stockholder desires to (i) approve and adopt the Merger Agreement and the Second Merger, and (ii) to the extent the Stockholder’s consent or approval to any action is necessary, directly or indirectly, to effect the transactions contemplated by the Merger Agreement in accordance with the terms and conditions of the Merger Agreement, grant such consent or approval to the taking of such action.

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NOW, THEREFORE, BE IT:

RESOLVED, that the Merger Agreement and the Second Merger be, and each hereby is, adopted and approved in all respects; and be it further

RESOLVED, that, to the extent the Stockholder’s consent or approval to any action is necessary, directly or indirectly, to effect the transactions contemplated by the Merger Agreement in accordance with the terms and conditions of the Merger Agreement, the Stockholder hereby grants such consent or approval to the taking of each and every such action.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Stockholder has duly executed this written consent.

[STOCKHOLDER]

By:
Name:
Title:

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